Exhibit 10.2

March 6, 2007

The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, NY 10153

Re:                               Enhanced Overnight Share Repurchase

Ladies and Gentlemen:

SECTION 1.  Initial Shares; Condition to Effectiveness; Supplemental Terms Notice.

(a)                                  Subject to satisfaction by The Estée Lauder Companies Inc., a Delaware corporation (the “Company”), of the condition set forth in Section 1(b), Bank of America, N.A. (the “Seller”) will sell to the Company, and the Company will purchase from the Seller for settlement on March 8, 2007 (the “Initial Settlement Date”), at a purchase price (the “Purchase Price”) equal to $750,000,000, a number of shares (the “Initial Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”) equal to the Purchase Price divided by the official closing price on the New York Stock Exchange per share of Common Stock (the “Relevant Closing Price”) on March 7, 2007 (the “Pricing Date”); provided that if the number of Initial Shares so determined exceeds 20,000,000 (the “Maximum Initial Shares”), then the Initial Shares shall be equal to the Maximum Initial Shares, and the Purchase Price shall be the product of the Maximum Initial Shares and the Relevant Closing Price. The Seller shall determine the Initial Shares, the Relevant Closing Price and, if applicable, the Purchase Price in the manner set forth above and shall deliver to the Company a closing pricing supplement substantially in the form of Appendix C hereto (the “Closing Pricing Supplement”) no later than 10 a.m. New York City time on the Initial Settlement Date. Such sale shall be effected in accordance with the Seller’s customary procedures.

(b)                                  The effectiveness of the transactions contemplated by this Letter Agreement is conditioned on the delivery by the Company to the Seller no later than the time of the close of trading of the Common Stock on the New York Stock Exchange on the Pricing Date of a representation letter substantially in the form of Appendix D hereto (the “Representation Letter”).  If the Company does not so timely deliver such a letter, this agreement (this “Letter Agreement”) shall be cancelled and shall be of no further effect, without any obligation by either party to the other except for the Seller’s confidentiality obligation under Section 10(b).

(c)                                  Following the Initial Period End Date, the Seller shall determine the Scheduled Final Averaging Date, the Scheduled Earliest Acceleration Date, the Cap Price, and the Initial Price in the manner set forth below and shall deliver to the Company a supplemental terms notice substantially in the form of Appendix E hereto, together with information detailing the data used in making such determinations (the “Supplemental Terms Notice,” and together with the Closing Pricing Supplement, the “Supplemental Documents”) within two Business Days following the Initial Period End Date.

(d)                                  This Letter Agreement, the Representation Letter, the Closing Pricing Supplement and the Supplemental Terms Notice shall constitute a single agreement.

SECTION 2.  Definitions.

As used in this Letter Agreement, the following terms shall have the following meanings:

“Announcement Date” means the date of first public announcement of any corporate event involving the Company or the Common Stock that, in the determination of the Calculation Agent, is, as of such date, or becomes at any date subsequent to such date but on or prior to the last day of the Averaging Period, a Friendly Transaction, or the first date of public announcement by the Company that the Company is engaged in discussions with another party concerning a potential Friendly Transaction or is considering strategic alternatives that, if consummated, would be or include a Friendly Transaction (as determined by the Calculation Agent in its reasonable discretion).

“Averaging Period” means the period of consecutive Trading Days commencing on the first Trading Day immediately following the Initial Period End Date and ending on the Scheduled Final Averaging Date; provided that the Seller may, in its absolute discretion, accelerate the last day of the Averaging Period to any Trading Day on or after the Scheduled Earliest Acceleration Date upon written notice to the Company (it being understood that such notice may be given on the same date that the Seller elects to be the last day of the Averaging Period, but, for the avoidance of doubt, may not be given after such date).

“Average Purchase Price” means the arithmetic average of the Daily Average Prices for all Trading Days during the Averaging Period.

“BAS” means Banc of America Securities LLC.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Calculation Agent” means BAS.

“Cap Fair Market Value” means the fair market value on the Measurement Date, as determined by the Calculation Agent, of a call option, written by the Seller, with a settlement amount equal to the excess, if any, of (x) 2/3 multiplied by the Repurchase Cost (calculated without regard to the proviso to the definition thereof) over (y) 2/3 multiplied by the Initial Shares multiplied by the Cap Price, and a settlement date equal to the date that the Calculation Agent, in its good faith reasonable discretion, as of the Measurement Date, expects will be the last day of the Averaging Period.

“Cap Price” means the price per share specified as such in the Supplemental Terms Notice, which shall be equal to 112.5% of the Initial Price.

“Closing Pricing Supplement” has the meaning specified in Section 1(a).

“Common Stock” has the meaning specified in Section 1(a).

“Company” has the meaning specified in Section 1(a).

“Daily Average Price” means for any Trading Day in the Initial Averaging Period, the Reported VWAP for such Trading Day, and, for any Trading Day in the Averaging Period, the Reported VWAP for such Trading Day minus the Daily Discount.

“Daily Discount” means the product of ***  basis points and the Relevant Closing Price.

“Designee” has the meaning specified in Section 16.

“Effectiveness Period” has the meaning specified in Section 12(a).

“Exchange” means, at any time, the principal national securities exchange or automated quotation system, if any, on which the Common Stock is listed or quoted at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Funds Rate” means, for any day, the rate on such day for Federal Funds, as published by Bloomberg and found by pressing the following letters “FEDSOPEN” followed by pressing the <Index> key and pressing the following letters “HP” followed by pressing the <Go> key; provided that if any such day is not a New York Banking Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the immediately preceding New York Banking Day.

“Friendly Transaction” means any Merger Event or Tender Offer that is approved, agreed to or recommended by the Company or its board of directors, or negotiated by the Company or any authorized representative of the Company, including without limitation (i) any transaction involving the merger of the Company with or into any third party and (ii) any transaction in which the Company or its board of directors has a legal obligation to make a recommendation to its shareholders in respect of such transaction (whether pursuant to Rule 14e-2 under the Exchange Act or otherwise) and does not recommend that its shareholders reject such transaction.

“Initial Averaging Period” means the period of consecutive Trading Days commencing on the Initial Settlement Date and ending on March 29, 2007 (or if such date is not a Trading Day, the next following Trading Day); provided that the Seller may, in its absolute discretion, accelerate the last day of the Initial Averaging Period to any Trading Day on or after March 23, 2007 upon written notice to the Company (it being understood that such notice may be given on the same date that the Seller elects to be the last day of the Initial Averaging Period, but, for the avoidance of doubt, may not be given after such date).

“Initial Period End Date” means the last day of the Initial Averaging Period.

“Initial Price” means the arithmetic average of the Daily Average Prices for all Trading Days during the Initial Averaging Period.

“Initial Settlement Date” has the meaning specified in Section 1(a).

“Initial Shares” has the meaning specified in Section 1(a).

“ISDA Definitions” means the 2002 ISDA Equity Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc.

“Letter Agreement” has the meaning specified inSection 1(b).

“Make-Whole Payment Shares” has the meaning specified in Section 5(c).

“Maximum Deliverable Number” means 25 million shares, subject to adjustment to account for any subdivision or consolidation of the Common Stock by way of stock dividend or otherwise (or any similar event having a dilutive or concentrative effect on the Common Stock).

“Maximum Initial Shares” has the meaning specified in Section 1(a).

“Measurement Date” means the tenth Business Day prior to the Announcement Date.

“Merger Event” has the meaning specified in the ISDA Definitions.  For purposes of the ISDA Definitions, the Shares are shares of Common Stock, the Issuer is the Company, the Merger Date shall be deemed to be the Announcement Date and the final Valuation Date shall be deemed to be the last day of the Averaging Period.

“New York Banking Day” means any day except for a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Payment Shares” means Registered Payment Shares, Restricted Payment Shares or Make-Whole Payment Shares.

“Potential Adjustment Event” has the meaning specified in the ISDA Definitions. For purposes of the ISDA Definitions, the Shares are shares of Common Stock, the Issuer is the Company, Section 11.2(e)(iii) is deemed to be deleted.

“Pricing Date” has the meaning specified in Section 1(a).

“Private Placement Agreement” has the meaning specified in Section 6(b)(iii).

 “Purchase Price” has the meaning specified in Section 1(a).

“Refund Shares” has the meaning specified in Section 5(a)(i).

“Registered Payment Shares” has the meaning specified in Section 5(a)(ii).

“Registration Statement” has the meaning specified in Section 6(a)(i).

“Regulation M” means Regulation M under the Exchange Act.

“Relevant Closing Price” has the meaning specified in Section 1(a).

“Relevant Period” means the period from the date of this Letter Agreement to the last day of the Averaging Period.

“Remaining Scheduled Days” means the scheduled number of Trading Days remaining in the Initial Averaging Period or the Averaging Period as of the time of any suspension of the Initial Averaging Period or Averaging Period, as the case may be.

“Reported VWAP” means, for any Trading Day, the Rule 10b-18 dollar volume weighted average price per share of Common Stock traded on the New York Stock Exchange under the EL ticker for that Trading Day as reported on Bloomberg Page “EL.N <Equity> AQR SEC” (or any successor thereto), or, in the event such price is not so reported on such Trading Day for any reason, as reasonably determined by the Calculation Agent.

“Representation Letter” has the meaning specified inSection 1(b).

“Repurchase Cost” means the product of (i) the Average Purchase Price multiplied by (ii) the number of Initial Shares; provided that if such product is greater than the product of the Cap Price and the number of Initial Shares, then the Repurchase Cost shall be the sum of (x) the Cap Price multiplied by 2/3 multiplied by the Initial Shares plus (y) the Repurchase Cost calculated without regard to this proviso multiplied by 1/3.

“Requirements” has the meaning specified in Section 3(b).

“Restricted Payment Shares” has the meaning specified in Section 5(a)(ii).

“Restricted Share Amount” means the quotient of (i) the absolute value of the Settlement Amount divided by (ii) the Restricted Share Value of a Restricted Payment Share.

“Restricted Share Value” means, with respect to any Restricted Payment Shares or Make-Whole Payment Shares, 98% of the value thereof per share to the Seller, determined by the Calculation Agent by commercially reasonable means.

“Rule 10b-18” means Rule 10b-18 under the Exchange Act.

“Scheduled Earliest Acceleration Date” means the date specified as such in the Supplemental Terms Notice, which shall be the date four months following the Initial Period End Date (or if such date is not a Business Day, the next following Business Day).

“Scheduled Final Averaging Date” means the date specified as such in the Supplemental Terms Notice, which shall be the date seven months following the Initial Period End Date (or if such date is not a Business Day, the next following Business Day).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning specified in Section 1(a).

“Seller’s Short Position” means, at any time, the number of shares of Common Stock constituting the Seller’s theoretical net short position in relation to the transactions contemplated by this Letter Agreement at such time, as commercially reasonably determined by the Calculation Agent.

“Settlement Amount” means an amount equal to (i) the Purchase Price minus (ii) the Repurchase Cost.

“Settlement Balance” has the meaning specified in Section 5(c).

“Settlement Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.  A Settlement Day “corresponds” to a Trading Day if it is the day for settlement of regular way transactions for equity securities entered into on the Exchange on that Trading Day.

“Share Amount” means, for any Trading Day, the quotient of (i) the product of (A) the Valuation Fraction multiplied by (B) the absolute value of the Settlement Amount, divided by (ii) 98% of the Daily Average Price for that Trading Day.

“Supplemental Document” has the meaning specified in Section 1(c).

“Supplemental Terms Notice” has the meaning specified in Section 1(c).

“Tender Offer” has the meaning specified in the ISDA Definitions.  For purposes of the ISDA Definitions, the Issuer is the Company.

“Trading Day” means any day (i) other than a Saturday, a Sunday or a day on which the Exchange is not open for business, (ii) during which trading of any securities of the Company on any national securities exchange has not been suspended and (iii) during which there has not been, in the Calculation Agent’s commercially reasonable judgment, a material limitation in the trading of Common Stock; provided that, notwithstanding anything to the contrary in this Letter Agreement, if any of the events enumerated in (ii) or (iii) above occurs during the Initial Averaging Period or the Averaging Period, the Calculation Agent shall, if appropriate in light of the time or times during the regular trading day that such event occurred and was continuing, determine that such date is a Trading Day only in part, in which case the Calculation Agent shall make commercially reasonable adjustments to the number of Shares for which such day shall be a Trading Day for purposes of determining the Initial Price or the Average Purchase Price, as the case may be, and shall determine the Initial Price or the Average Purchase Price, as the case may be, based on an appropriately weighted average, determined in good faith and in a commercially reasonable manner, instead of the arithmetic average described under “Initial Price” or “Average Purchase Price” above.  Such determination and adjustments will be based on, among other factors, the duration of any such event described in (ii) or (iii) above and the trading volume, historical trading patterns and price of the Common Stock.

“Valuation Fraction” means a fraction, the numerator of which is one and the denominator of which is the number of Trading Days in the Valuation Period.

“Valuation Period” means, in the case of settlement pursuant to Section 5(a)(ii)(A), the period commencing on the first Trading Day immediately following the final day of the Averaging Period or, if the Seller determines that resale by it of Registered Payment Shares would constitute a distribution for purposes of Regulation M, on the first Trading Day immediately following the applicable “restricted period” (as defined under Regulation M), measuring such restricted period from the final day of the Averaging Period (provided that this delay in commencement of the Valuation Period shall not apply in the event that the Registered Payment Shares constitute “excepted securities” as defined in Rule 101(c) of Regulation M); or, in the case of settlement pursuant to Section 5(a)(ii)(B), the period commencing on the first Trading Day immediately following the final day of the Averaging Period and ending on the date on which either the Settlement Balance is reduced to zero or the aggregate number of Restricted Payment Shares and Make-Whole Payment Shares equals the Maximum Deliverable Number.  In the case of settlement pursuant to Section 5(a)(ii)(A), the number of Trading Days in the Valuation Period shall be determined by the Seller in its discretion and notified to the Company by the Seller prior to the commencement of the Valuation Period.  For the avoidance of doubt, if the Settlement Amount is greater than zero or if the Company elects to make a cash payment pursuant to Section 5(a)(ii)(C), there will be no Valuation Period.

SECTION 3.  Seller Purchases.

(a)                                  The Initial Shares may be sold short to the Company.  It is understood that during the period from the first Trading Day immediately following the Initial Settlement Date to the last day of the Averaging Period the Seller may purchase shares of Common Stock in connection with this Letter Agreement, which shares may be used to cover all or a portion of such short sale.  Such purchases will be conducted independently of the Company.  The timing of such purchases by the

Seller, the number of shares purchased by the Seller on any day, the price paid per share of Common Stock pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of the Seller.  It is the intent of the parties that this transaction comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that this Letter Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c), and the Company shall take no action that results in this transaction not so complying with such requirements. Without limiting the generality of the preceding sentence, the Company acknowledges and agrees that (A) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether the Seller effects any purchases of Common Stock in connection with this Letter Agreement, (B) during the Relevant Period, if any, neither the Company nor its officers or employees shall, directly or indirectly, communicate any material nonpublic information regarding the Company or the Common Stock that is not publicly disclosed at or prior to 8 a.m. New York City time on the Pricing Date to any employee of the Seller or its affiliates responsible for trading the Common Stock in connection with the transactions contemplated hereby, (C) the Company is entering into this Letter Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (D) the Company will not alter or deviate from this Letter Agreement or enter into or alter a corresponding hedging transaction with respect to the Common Stock.  The Company also acknowledges and agrees that any amendment, modification, waiver or termination of this Letter Agreement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act.  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification, waiver or termination shall be made at any time at which the Company or any officer or director of the Company is aware of any material nonpublic information regarding the Company or the Common Stock.

(b)                                  In the event that the Seller, in its reasonable discretion, determines that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by the Seller, and including without limitation Rule 10b-18, Rule 10b-5, Regulation 13D-G and Regulation 14E under the Exchange Act, and Regulation M, “Requirements”), for the Seller to refrain from purchasing Common Stock or to purchase fewer than the number of shares of Common Stock that the Seller would otherwise purchase on any Trading Day during the Initial Averaging Period or the Averaging Period, as the case may be, then the Seller may, in its discretion, elect that the Initial Averaging Period or the Averaging Period, as the case may be, be suspended as appropriate with regard to any Requirements, or that any Trading Day in the Initial Averaging Period or the Averaging Period, as the case may be, be deemed a Trading Day only in part, in which case the proviso to the definition of “Trading Day” in Section 2 shall apply.  The Seller shall notify the Company upon the exercise of the Seller’s rights pursuant to this Section 3(b) and shall subsequently notify the Company on the day the Seller believes that the circumstances giving rise to such exercise have changed.  If the Initial Averaging Period or the Averaging Period is suspended by the Seller pursuant to this Section 3(b), at the end of such suspension the Seller shall determine the number of Trading Days remaining in the Initial Averaging Period or the Averaging Period, as the case may be, which number shall not exceed the Remaining Scheduled Days as of the time of such suspension.

(c)                                  The Company agrees that neither the Company nor any of its affiliates or agents shall take any action that would cause Regulation M to be applicable to any purchases of Common Stock, or any security for which the Common Stock is a reference security (as defined in Regulation M), by the Company or any of its affiliated purchasers (as defined in Regulation M)

during the Relevant Period, unless the Company has provided written notice to Seller of a planned “distribution” (as defined in Regulation M) of shares of Common Stock or any security for which the Common Stock is a reference security not later than the Trading Day immediately preceding the first day of the relevant “restricted period” (as defined in Regulation M); the Company acknowledges that the Seller has informed it that any such notice is likely to cause a suspension of the Initial Averaging Period or Averaging Period, as the case may be, pursuant to Section 3(b); accordingly, the Company acknowledges that its delivery of such notice must be made in accordance with the last two sentences of Section 3(a).

(d)                                  The Company shall, no later than the Initial Settlement Date, notify the Seller of the total number of shares of Common Stock purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for the Company or any of its affiliated purchasers during each of the four calendar weeks preceding the Initial Settlement Date and during the calendar week in which the Initial Settlement Date occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth as Appendix B hereto.

(e)                                  During the Relevant Period, the Company shall (i) notify the Seller prior to the opening of trading in the Common Stock on any day on which the Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to the Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify the Seller following any such announcement that such announcement has been made, and (iii) promptly deliver to the Seller following the making of any such announcement a certificate indicating (A) the Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) the Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction.  In addition, the Company shall promptly notify the Seller of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  The Company acknowledges that any such public announcement may cause the Initial Averaging Period or the Averaging Period, as the case may be, to be suspended pursuant to Section 3(b).  Accordingly, the Company acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 3(a).

SECTION 4.  Company Purchases.

Without the prior written consent of the Seller, the Company shall not, and shall cause its affiliates and affiliated purchasers not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument), purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of Common Stock (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Common Stock during the Relevant Period.  During such time, any purchases of Common Stock (or any security convertible into or exchangeable for shares of Common Stock) by the Company shall be made through BAS, which is an affiliate of the Seller, pursuant to a letter substantially in the form of Appendix A hereto and subject to such conditions as the Seller shall impose, and shall be in compliance with Rule 10b-18 or otherwise in a manner that the Company and the Seller believe is in compliance with applicable requirements (including, without limitation, Rule 10b-5, Regulation 13D-G and Regulation 14E under the Exchange Act); provided that this Section 4 shall not apply to (i) privately negotiated purchases of Common Stock (or any security convertible into or exchangeable for shares of Common Stock) by an affiliate or affiliated purchaser of the Company from another such affiliate or affiliated purchaser; (ii) purchases of Common Stock pursuant to exercises of stock options granted to affiliates or affiliated purchasers of the Company; or (iii) purchases of Common Stock from holders of restricted stock units granted by the Company to satisfy tax withholding requirements in connection with vesting of those restricted stock units.  For the avoidance of doubt, the receipt by affiliates or affiliated purchasers of the Company of grants under any Company share plan shall not constitute a purchase of Common Stock governed by this Section 4.  For purposes of this Section 4 the terms “affiliate” and “affiliated purchaser” shall each be defined as in Rule 10b-18.

SECTION 5.  Purchase Price Adjustment and Settlement.

(a)                                  After the expiration of the Averaging Period,

(i)             if the Settlement Amount is greater than zero, as an adjustment to the Purchase Price, the Seller shall transfer to the Company, for no additional consideration, a number of shares of Common Stock equal to the Settlement Amount divided by the Average Purchase Price (the “Refund Shares”) in the manner provided in Section 5(b), or

(ii)          if the Settlement Amount is less than zero, as an adjustment to the Purchase Price, the Company shall elect to

(A)      transfer to the Seller, for no additional consideration, a number of shares of Common Stock, which will be registered for resale in the manner set forth in Section 6(a), equal to the sum of the Share Amounts for each of the Trading Days in the Valuation Period (the “Registered Payment Shares”) in the manner provided in Section 5(b),

(B)        transfer to the Seller, for no additional consideration, a number of shares of Common Stock, which will not be registered for resale, equal to the Restricted Share Amount (the “Restricted Payment Shares”) on the Settlement Day corresponding to the last Trading Day of the Averaging Period in the manner provided in Section 5(b), and any Make-Whole Payment Shares as provided in Section 5(c), or

(C)        make a cash payment to the Seller in immediately available funds in an amount equal to the absolute value of the Settlement Amount on the Settlement Day corresponding to the last Trading Day of the Averaging Period.

The Company shall give written notice to the Seller not later than the later of (i) three Trading Days prior to the then scheduled last Trading Day of the Averaging Period or (ii) the third Trading Day after receiving notice of acceleration of the Averaging Period from the Seller, of the Company’s election, if the Settlement Amount is less than zero, for the Company to deliver Registered Payment Shares, to deliver Restricted Payment Shares, or to make a cash payment.  Once made, such election will be irrevocable.  If the Company fails to make such an election by the election deadline, the Company shall have been deemed to have elected to make a cash payment.  If the Company elects to deliver Registered Payment Shares or Restricted Payment Shares pursuant to this Section 5(a)(ii), the Calculation Agent shall have the right to adjust the Settlement Amount to compensate the Seller for its cost of funds at a rate of 5.50% per annum with respect to such costs during the Valuation Period.

(b)                        Delivery of Refund Shares, Registered Payment Shares or Restricted Payment Shares shall be made as follows:

(i)             if Refund Shares are to be transferred to the Company, the Seller shall deliver the shares to the Company on the Settlement Day corresponding to the last Trading Day of the Averaging Period,

(ii)          if Registered Payment Shares are to be transferred to the Seller, on each Settlement Day corresponding to each Trading Day in the Valuation Period, the Company shall deliver to the Seller a number of Registered Payment Shares equal to the Share Amount for such Trading Day and

(iii)       if Restricted Payment Shares are to be transferred to the Seller, on the Settlement Day corresponding to the last Trading Day of the Averaging Period, the Company shall deliver to the Seller a number of Restricted Payment Shares equal to the Restricted Share Amount, and the Company shall deliver any additional Make-Whole Payment Shares as provided in Section 5(c).

(c)                        If Restricted Payment Shares are delivered in accordance with Section 5(b)(ii), on the last Trading Day of the Averaging Period a balance (the “Settlement Balance”) shall be established with an initial balance equal to the absolute value of the Settlement Amount.  Following the delivery of Restricted Payment Shares or any Make-Whole Payment Shares, Seller shall sell all such Restricted Payment Shares or Make-Whole Payment Shares in a commercially reasonable manner.  At the end of each Trading Day upon which sales have been made, the Settlement Balance shall be reduced by an amount equal to 98% of the aggregate proceeds received by Seller upon the sale of such Restricted Payment Shares or Make-Whole Payment Shares.  If, on any Trading Day, all Restricted Payment Shares and Make-Whole Payment Shares have been sold and the Settlement Balance has not been reduced to zero, the Company shall (i) deliver to Seller or as directed by Seller on the Settlement Day corresponding to such Trading Day an additional number of Shares (the “Make-Whole Payment Shares”) equal to (x) the Settlement Balance as of such Trading Day divided by (y) the Restricted Share Value of the Make-Whole Payment Shares or (ii) promptly deliver to Seller cash in an amount equal to the then remaining Settlement Balance.  This provision shall be applied successively until either the Settlement Balance is reduced to zero or the aggregate number of Restricted Payment Shares and Make-Whole Payment Shares equals the Maximum Deliverable Number.  Seller shall not reduce the Settlement Balance below zero, and shall return to the Company any Restricted Payment Shares or Make-Whole Payment Shares that remain after the Settlement Balance has been reduced to zero.

SECTION 6.  Payment Shares.

(a)                        The Company may only deliver Registered Payment Shares pursuant to Section 5(a)(ii)(A) subject to satisfaction of the following conditions:

(i)             a registration statement covering public resale of the Registered Payment Shares by the Seller (the “Registration Statement”) shall have been filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act on or prior to the last Trading Day of the Averaging Period, and no stop order shall be in effect with respect to the Registration Statement; a printed prospectus relating to the Registered Payment Shares (including any prospectus supplement thereto, the “Prospectus”) shall have been delivered to the Seller, in such quantities as the Seller shall reasonably have requested, on or prior to the last Trading Day of the Averaging Period;

(ii)          the form and content of the Registration Statement and the Prospectus (including, without limitation, any sections describing the plan of distribution) shall be reasonably satisfactory to the Seller;

(iii)       the Seller and its agents, including BAS, shall have been afforded a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for underwritten offerings of equity securities and the results of such investigation are reasonably satisfactory to the Seller, in its discretion; and

(iv)      as of the last Trading Day of the Averaging Period, an agreement (the “Transfer Agreement”) shall have been entered into with the Seller in connection with the public resale of the Registered Payment Shares by the Seller substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance commercially reasonably satisfactory to the Seller, which Transfer Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates and shall provide for the payment by the Company of all reasonable fees and expenses in connection with such public resale, including all reasonable fees and expenses of counsel for the Seller.

If the Settlement Amount is less than zero and the Company has elected to deliver Registered Payment Shares and any of the above conditions is not satisfied as of the last Trading Day of the Averaging Period, the Company shall, in lieu of delivery of Registered Payment Shares, make a cash payment to the Seller in immediately available funds in an amount equal to the absolute value of the Settlement Amount on the second Settlement Day following the end of the Averaging Period and shall reimburse the Seller for all reasonable out-of-pocket expenses it incurs in connection with due diligence and otherwise in connection with the anticipated delivery of the Registered Payment Shares, including, without limitation, the reasonable fees and expenses of outside counsel to the Seller incurred in connection thereof.

(b)                        The Company may only deliver Restricted Payment Shares pursuant to Section 5(a)(ii)(B) and Make-Whole Payment Shares pursuant to Section 5(c) subject to satisfaction of the following conditions:

(i)             all Restricted Payment Shares and Make-Whole Payment Shares shall be delivered to the Seller (or any affiliate of the Seller designated by the Seller) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof;

(ii)          BAS, the Seller and any potential purchaser of any such shares from the Seller (or any affiliate of the Seller designated by the Seller) identified by BAS or the Seller shall have been afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); and

(iii)       an agreement (a “Private Placement Agreement”) shall have been entered into between the Company and the Seller (or any affiliate of the Seller designated by the Seller) in connection with the private placement of such shares by the Company to the Seller (or any such affiliate) and the private resale of such shares by the Seller (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to the Seller, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates, and shall provide for the payment by the Company of all reasonable fees and expenses in connection with such resale, including all fees and expenses of counsel for the Seller, and shall contain representations, warranties and agreements of the Company reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales. For the avoidance of doubt, the Seller will enter into such a Private Placement Agreement with the Company on commercially reasonable terms.

If the Settlement Amount is less than zero and the Company has elected to deliver Restricted Payment Shares and any of the above conditions is not satisfied as of the last Trading Day of the Averaging Period and on each date when any Make-Whole Payment Shares are to be delivered, the Company shall, in lieu of delivery of the Restricted Payment Shares or such Make-Whole Payment Shares, as the case may be, make a cash payment to the Seller in immediately available funds in an amount equal to the absolute value of the Settlement Amount or the then remaining Settlement Balance, as the case may be, in either case on the second Settlement Day following the date when such delivery would have otherwise been required and shall reimburse the Seller for all reasonable out-of-pocket expenses it incurs in connection with the anticipated delivery of the Restricted Payment Shares or the Make-Whole Payment Shares, including, without limitation, the reasonable fees and expenses of outside counsel to the Seller incurred in connection thereof.

(c)                        If the Company elects to deliver Restricted Payment Shares pursuant to Section 5(a)(ii)(A) above, the Company shall not take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act for the sale of any Restricted Payment Shares or Make-Whole Payment Shares by the Company to the Seller or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Restricted Payment Shares and Make-Whole Payment Shares by the Seller.

(d)                        If the Settlement Amount is less than zero and the Company elects to deliver Registered Payment Shares pursuant to Section 5(a)(ii)(A) or Restricted Payment Shares pursuant to Section 5(a)(ii)(A), then, if necessary, the Company shall use its commercially reasonable efforts to cause the number of authorized but unissued shares of Common Stock to be increased to an amount sufficient to permit the Company to fulfill its obligations under Section 5 above.

(e)                        The Company expressly acknowledges that the Company has the ability to publicly disclose all material information relating to the Company.

(f)                          Notwithstanding the provisions of Section 5(a) above, if the Company has elected to deliver any Payment Shares hereunder, the Company shall not be required to deliver more than the Maximum Deliverable Number of shares of Common Stock as Payment Shares hereunder.

SECTION 7.  Adjustment of Terms.

(a)                        In the event (i) of a Potential Adjustment Event, Merger Event or Tender Offer, (ii) the Seller determines, in its commercially reasonable discretion, that it is unable or it is impracticable, due to market illiquidity or illegality (as determined in either case by the Seller in good faith and a commercially reasonable manner), to establish, re-establish, substitute or maintain a hedge of its position in respect of the transactions contemplated by this Letter Agreement when such hedge is necessary or customary in the normal course of the Seller’s business to hedge the price and market risk of performance under this Letter Agreement, or (iii) the Seller determines, in its commercially reasonable discretion, that it is unable to borrow Common Stock at a rebate rate greater than or equal to the Federal Funds Rate minus 50 basis points per annum, then, in each case, the terms of the transaction (including, without limitation, the number of Trading Days in the Averaging Period, any Daily Average Price, the Cap Price and the Settlement Amount) described herein shall be subject to adjustment by the Calculation Agent as in the exercise of its good faith and commercially reasonable judgment it deems appropriate under the circumstances (including, without limitation, adjustments to account for changes in the price or volatility of the Common Stock following the announcement of any such corporate event), provided that no adjustment pursuant to this Section 7 shall eliminate any of the settlement methods available to the Company in Section 5.

(b)                        In the event that the Calculation Agent determines that an Announcement Date has occurred, then, in addition to any adjustments effected pursuant to Section 7(a), (i) the definition of Repurchase Cost shall be amended by deleting the proviso thereto, effective as of the Announcement Date, and (ii) if the Announcement Date occurs during the Averaging Period, the Settlement Amount shall be increased by an amount equal to the forward value on the last day of the Averaging Period of the Cap Fair Market Value, as determined by the Calculation Agent.

(c)                        Notwithstanding the authority provided to the Calculation Agent in subsections (a) or (b)of this Section 7, in the event of a corporate event (such as certain reorganizations, mergers, or other similar events) in which all holders of Common Stock may receive consideration other than the common equity securities of the continuing or surviving entity, the adjustments referred to in such subsection shall permit the Company to satisfy its settlement obligations hereunder by delivering the consideration received by holders of Common Stock upon such corporate event, in such proportions as in the exercise of its good faith and commercially reasonable judgment the Calculation Agent deems appropriate under the circumstances.

(d)                        In making any adjustment pursuant to this Section 7, the Calculation Agent shall not take into account (i) any dividend payments made by the Company for which the ex-dividend date occurs or would have occurred during the Relevant Period or (ii) Seller’s actual cost of funds or stock loan costs (it being understood that the Calculation Agent may, however, consider prevailing interest rates, stock loan rates and dividend rates as inputs for pricing models for the purpose of calculating appropriate adjustments).

SECTION 8.  Governing Law; Waiver of Jury Trial.

(a)                                  THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  The parties hereto irrevocably submit to the non-exclusive jurisdiction of the Federal and state courts located in the Borough of Manhattan, in the City of New York in any suit or proceeding arising out of or relating to this Letter Agreement or the transactions contemplated hereby.

(b)                                 EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 9.  Assignment and Transfer.

The rights and duties under this Letter Agreement may not be assigned or transferred by the Company or the Seller without the prior written consent of the other party, such consent not to be unreasonably withheld.

SECTION 10.  Confidentiality.

(a)                        The Seller and the Company hereby acknowledge and agree that the Seller has authorized the Company to disclose this Letter Agreement and the transactions contemplated hereby to any and all persons, and there are no express or implied agreements, arrangements or understandings to the contrary, and the Seller hereby waives any and all claims to any proprietary rights with respect to this Letter Agreement and the transactions contemplated hereby, and authorizes the Company to use any information that the Company receives or has received with respect to this Letter Agreement and the transactions contemplated hereby in any manner.

(b)                        Seller agrees to treat the amount of the Daily Discount confidential and not disclose such amount to another party except as required by law (in which case Seller shall inform the Company of such disclosure, to the extent that such a notification is permitted by law).  The provisions of this section 10(b) shall remain in effect until the seventh anniversary of the date of this Letter Agreement.

SECTION 11.  Calculations.

The Calculation Agent shall make all calculations, applying commercially reasonable standards, in respect of this Letter Agreement.

SECTION 12.  Representations, Warranties and Agreements of the Company.

The Company represents and warrants to, and agrees with, the Seller as follows:

(a)                        The Company shall cause the Registration Statement to remain effective under the Securities Act for a period of time (the “Effectiveness Period”) ending on the earlier of (i) 30 days immediately following the date any Registered Payment Shares are delivered to the Seller pursuant to Section 5(a)(ii)(A) and (ii) the date all such Registered Payment Shares have been resold by the Seller pursuant to the Registration Statement.

(b)                        The Company acknowledges and agrees that it is not relying, and has not relied, upon the Seller or any affiliate of the Seller with respect to the legal, accounting, tax or other implications of this Letter Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof.  The Company further acknowledges and agrees that neither the Seller nor any affiliate of the Seller has acted as its advisor in any capacity in connection with this Letter Agreement or the transactions contemplated hereby.  The Company is entering into this Letter Agreement with a full understanding of all of the terms and risks hereof (economic and otherwise), has adequate expertise in financial matters to evaluate those terms and risks and is capable of assuming (financially and otherwise) those risks. Without limiting the generality of the foregoing, the Company acknowledges that the Seller is not making any representations or warranties with respect to the treatment of the transactions contemplated by this Letter Agreement under FASB Statements 133, as amended, or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(c)                        The Company has all corporate power and authority to enter into this Letter Agreement and to consummate the transactions contemplated hereby.  This Letter Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.

(d)                        If Payment Shares are delivered pursuant to Section 5(a)(ii) or Section 5(c), such Payment Shares, when delivered, shall have been duly authorized and shall be duly and validly issued, fully paid and nonassessable and free of preemptive or similar rights, and such delivery shall pass title thereto free and clear of any liens or encumbrances.

(e)                        The Company is not entering into this Letter Agreement to facilitate a distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities, and the transactions contemplated by this Letter Agreement will not violate Rule 13e-1 or 13e-4 under the Exchange Act.

(f)                          The Company is not entering into this Letter Agreement to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to raise or depress or otherwise manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock).

(g)                       The execution and delivery by the Company of, and the compliance by the Company with all of the provisions of, this Letter Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other constitutive documents of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

(h)                       The Company is not, and after giving effect to the transactions contemplated hereby, will not be, and “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(i)                          On the date of this Letter Agreement, the Initial Settlement Date and on each day to and including the final day of the Averaging Period or Valuation Period, if applicable, (i) the assets of the Company at their fair valuation exceed the liabilities of the Company, including contingent liabilities, (ii) the capital of the Company is adequate to conduct the business of the Company and (iii) the Company has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(j)                          Except as contemplated by clause (j) below, no consent, approval, authorization, order, registration, qualification or filing of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties is required for the execution and delivery by the Company of, and the compliance by the Company with all the terms of, this Letter Agreement or the consummation by the Company of the transactions contemplated hereby.

(k)                      The Company has made, and shall use its best efforts during the Averaging Period and the Valuation Period (if any) to make, all filings, if any, required to be made by it with the Securities and Exchange Commission, any securities exchange or any other regulatory body with respect to the transactions contemplated hereby.

(l)                          As of the date, if any, that the Company elects to transfer any Payment Shares to the Seller, (i) none of the Company and its executive officers and directors will be aware of any material nonpublic information regarding the Company or the Common Stock and (ii) all reports and other documents filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not or will not, as the case may be, contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(m)                    The Company will disclose prior to the Initial Settlement Date its intention to institute a program for the acquisition of shares of Common Stock.

(n)                       In the event that the Seller or the Calculation Agent or any of their affiliates becomes involved in any capacity in any action, proceeding or investigation brought by or against any person in connection with the transactions by the Company contemplated by this Letter Agreement, or any breach by the Company of any representation, warranty, covenant or agreement included herein, the Company shall reimburse the Seller or the Calculation Agent or such affiliate for its reasonable legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith within 30 days of receipt of notice of such expenses, and shall indemnify and hold the Seller or the Calculation Agent or such affiliate harmless on an after-tax basis against any losses, claims, damages or liabilities to which the Seller or the Calculation Agent or such affiliate may become subject in connection with any such action, proceeding or investigation, except to the extent that any such expenses, losses, claims, damages or liabilities result from the gross negligence, willful misconduct bad faith or breach of the Seller or the Calculation Agent of any of the representations, warranties, covenants or agreements hereunder.  If for any reason the foregoing indemnification is unavailable to the Seller or the Calculation Agent or such affiliate or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Seller or the Calculation Agent or such affiliate as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Seller or the Calculation Agent or such affiliate on the other hand in the matters contemplated by this Letter Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Seller or the Calculation Agent or such affiliate on the other hand in the matters contemplated by this Letter Agreement but also the relative fault of the Company and the Seller or the Calculation Agent or such affiliate with respect to such losses, claims, damages or liabilities and any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Seller or the Calculation Agent or such affiliate, on the other hand, shall be in the same proportion as the Purchase Price bears to any fees paid to Seller hereunder.  The reimbursement, indemnity and contribution obligations of the Company under this Section 12(n) shall be in addition to any liability that the Company may otherwise have, shall extend upon the same terms and conditions to the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of the Seller or the Calculation Agent and their affiliates and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Seller or the Calculation Agent, any such affiliate and any such person.  The Company also agrees that neither the Seller, the Calculation Agent nor any of such affiliates, partners, directors, officers, agents, employees or controlling persons shall have any liability to the Company for or in connection with any matter referred to in this Letter Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, willful misconduct or bad faith of the Seller or the Calculation Agent or a breach by the Seller or the Calculation Agent of any of its covenants or obligations hereunder.  The foregoing provisions shall survive any termination or completion of this Letter Agreement.

(o)                        For the avoidance of doubt, the parties agree that the commissions incorporated in the definitions of Restricted Share Amount and Restricted Share Value and in Section 5(c) above are commercially reasonable fees for BAS’s activities in connection with Settlement under Section 5.

(p)                        The parties hereto agree and acknowledge that the Seller is a “financial institution,”  “swap participant” and “financial participant”  within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”).  The parties hereto further agree and acknowledge that (A) this Letter Agreement is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “settlement payment” within the meaning of Sections 362 and 546 of the Bankruptcy Code and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “transfer” and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and (B) the Seller is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 555, 560 and 561 of the Bankruptcy Code.

(q)                        The Company shall not declare or pay any dividend for which the ex-dividend date occurs at any time during the Relevant Period.

(r)                        The Company accepts and agrees to be bound by the contractual terms and conditions as set forth in the Supplemental Documents.  Upon receipt of a Supplemental Document, the Company shall promptly review such Supplemental Document for accuracy and, if such Supplemental Document is accurate, shall promptly execute and return such Supplemental Document to the Seller; provided that the Company’s failure to so execute and return such Supplemental Document shall not affect the binding nature of such Supplemental Document, and the terms set forth therein shall be binding on the Company to the same extent, and with the same force and effect, as if the Company had executed a written version of such Supplemental Document.

(s)                        The Company and the Seller agree and acknowledge that (i) the transactions contemplated by this Letter Agreement will be entered into in reliance on the fact that this Letter Agreement and both Supplemental Documents form a single agreement between the Company and the Seller, and the Seller would not otherwise enter into such transactions, (ii) this Letter Agreement, as supplemented by such Supplemental Documents, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (iii) each Supplemental Document, regardless of whether such Supplemental Document is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (iv) this Letter Agreement constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Letter Agreement, as supplemented by the each of the Supplemental Documents.

(t)                          The Company and the Seller further agree and acknowledge that this Letter Agreement, as supplemented by each Supplemental Document, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

SECTION 13.  Representations, Warranties and Agreements of the Seller.

The Seller represents and warrants to, and agrees with, the Company as follows:

(a)                        The Seller has all power and authority to enter into this Letter Agreement and to consummate the transactions contemplated hereby.  This Letter Agreement has been duly authorized and validly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.

(b)                        The execution and delivery by the Seller of, and the compliance by the Seller with all of the provisions of, this Letter Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries is bound or to which any of the property or assets of the Seller or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the constitutive documents of the Seller or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its subsidiaries or any of their respective properties.

(c)                        On the date of this Letter Agreement, the Initial Settlement Date and on each day to and including the final day of the Averaging Period or Valuation Period, if applicable, (i) the assets of the Seller at their fair valuation exceed the liabilities of the Seller, including contingent liabilities, (ii) the capital of the Seller is adequate to conduct the business of the Seller and (iii) the Seller has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(d)          No consent, approval, authorization, order, registration, qualification or filing of or with any court or governmental agency or body having jurisdiction over the Seller or any of its subsidiaries or any of their respective properties is required for the execution and delivery by the Seller of, and the compliance by the Seller with all the terms of, this Letter Agreement or the consummation by the Seller of the transactions contemplated hereby.

SECTION 14.  Acknowledgments and Agreements With Respect To Hedging and Market Activity.

(a)                              The Company acknowledges and agrees that:

(i)                                 During the Averaging Period and, if applicable, the Valuation Period, the Seller and its affiliates may buy or sell shares of Common Stock or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the transactions contemplated by this Letter Agreement;

(ii)                              The Seller and its affiliates also may be active in the market for the Common Stock other than in connection with hedging activities in relation to the transactions contemplated by this Letter Agreement;

(iii)                           The Seller shall make its own determination as to whether, when or in what manner any hedging or market activities in the Company’s securities shall be conducted and shall do so in a good faith and commercially reasonable manner that it deems appropriate to hedge its price and market risk with respect to the Daily Average Price and Reported VWAP; and

(iv)                          Any market activities of the Seller and its affiliates with respect to the Common Stock may affect the market price and volatility of the Common Stock, as well as the Daily Average Price and Reported VWAP, each in a manner that may be adverse to the Company.

(b)                             Each of the Company and the Seller agrees that Non-Reliance as set forth in Section 13.1 of the ISDA Definitions, Agreements and Acknowledgments Regarding Hedging Activities as set forth in Section 13.2 of the ISDA Definitions and Additional Acknowledgments as set forth in Section 13.4 of the ISDA Definitions shall be deemed to be Applicable to the transactions contemplated by this Letter Agreement as if this Letter Agreement were a confirmation that was governed by, and incorporated, such Sections of the ISDA Definitions.

SECTION 15.  Notices.

Unless otherwise specified, notices under this contract may be made by telephone, to be confirmed in writing to the address below.  Changes to the notice information below must be made in writing.

(a)                                  If to the Company:

The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, NY 10153

Attn:  Richard W. Kunes
Telephone:  212-572-4429
Facsimile:  212-572-6787

and

The Estée Lauder Companies Inc.

7 Corporate Center Drive

Melville, NY 11747

Attn:  Terence Stack
Telephone:  631-847-6200
Facsimile:  631-847-6215

(b)                                 If to the Seller:

Bank of America, N.A

c/o Banc of America Securities LLC

Equity Financial Products

9 West 57th Street, 40th Floor

New York, NY 10019

Telephone No.:              212-583-8373

Facsimile No.:                      212-847-5124

SECTION 16.  Designation of Affiliate for Transactions in Common Stock.

The Seller may designate any of its affiliates (the “Designee”) to deliver or take delivery, as the case may be, and otherwise perform its obligations to deliver or take delivery of, as the case may be, any shares of Common Stock in respect of the transactions contemplated by this Letter Agreement, and the Designee may assume such obligations and the obligations of the Seller under this Letter Agreement with respect to such shares of Common Stock.  Such designation shall not relieve the Seller of any of its obligations hereunder.  Notwithstanding the previous sentence, if the Designee shall have performed the obligations of the Seller hereunder, then the Seller shall be discharged of its obligations to the Company to the extent of such performance.  In addition, the parties acknowledge and agree that every time that the Seller is described in this Letter Agreement as buying, selling or otherwise transacting with third parties in the Common Stock, such buying, selling or transacting may be conducted by the Seller or one or more of its affiliates.

SECTION 17.  Equity Rights.

The Seller acknowledges and agrees that this Letter Agreement is not intended to convey to it rights with respect to this transaction that are senior to the claims of common stockholders in the event of the Company’s bankruptcy.  For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during the Company’s bankruptcy to any claim arising as a result of a breach by the Company of any of its obligations under this Letter Agreement.  For the avoidance of doubt, the parties acknowledge that this Letter Agreement is not secured by any collateral that would otherwise secure the obligations of the Company herein under or pursuant to any other agreement.

Please confirm your agreement to the foregoing by signing and returning to us the enclosed duplicate of this Letter Agreement.

Very truly yours,

BANK OF AMERICA, N.A.

		By:	/s/ CHRISTOPHER HUTMAKER
Name: Christopher Hutmaker
Title: Principal

Acknowledged and agreed to as of the date first above written,

THE ESTÉE LAUDER COMPANIES INC.

By:	/s/ TERENCE R. STACK
Name: Terence R. Stack
Title:Vice President—Corporate Treasurer

APPENDIX A

[Date]

The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, NY  10153

Re:                               Enhanced Overnight Share Repurchase

Ladies and Gentlemen:

Reference is made to the Overnight Share Repurchase Letter Agreement between you and Bank of America, N.A. dated as of March 6, 2007 (the “Agreement”).  Capitalized terms used without definition in this letter have the definitions assigned to them in the Agreement.

In accordance with Section 4 of the Agreement, the Seller agrees that Company may purchase shares of Common Stock during the Relevant Period subject to the following procedures:

(i)                       all such purchases will be made by Banc of America Securities LLC (“BAS”) in accordance with Rule 10b-18(b) or otherwise in a manner that Company and BAS believe is in compliance with applicable requirements;

(ii)                    each purchase order Company places with BAS will be an all or nothing order to purchase a minimum of 10,000 shares;

(iii)                 Company will pay to BAS a $0.02 per share commission for each share of Common Stock purchased; and

(iv)                Company agrees that, in purchasing shares of Common Stock, BAS may purchase shares of Common Stock for the account of the Seller, which is an affiliate of BAS, other than any single block of 10,000 or more shares of Common Stock, without your prior consent; you acknowledge that, because any orders you place pursuant to the above procedures will be all or nothing orders, other orders to purchase Common Stock (including orders placed by the Seller or BAS) may reduce the number of shares of Common Stock available for purchase and may therefore impact your ability to obtain execution of any such all or nothing orders.

We may terminate this letter agreement upon the effectiveness of any change in applicable law or regulation that would cause the procedures set forth herein to impede our ability to execute appropriate trading transactions in relation to our obligations under the Agreement (including, without limitation, Section 3(a) of the Agreement) in a manner consistent with applicable law and regulation.

Please indicate your agreement to, and acknowledgment of, the above by signing and returning to us a copy of this letter.

Very truly yours,

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

Acknowledged and agreed to as of the date first above written,

THE ESTÉE LAUDER COMPANIES INC.

By:
Name:
Title:

APPENDIX B

[Company Letterhead]

Bank of America, N.A.
c/o Banc of America Securities LLC
9 W. 57th Street
New York, New York 10019
Attn: John Servidio

Re:                               Enhanced Overnight Share Repurchase

Ladies and Gentlemen:

In connection with our entry into an Overnight Share Repurchase Letter Agreement dated as of March 6, 2007 (the “Agreement”), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) (all defined in Rule 10b-18 under the Securities Exchange Act of 1934, as amended) during the four full calendar weeks immediately preceding the Initial Settlement Date (as defined in the Agreement) and the week during which the Initial Settlement Date occurs:

	Monday’s Date	Friday’s Date	Share Number
Week 4:	02/05/07	02/09/07	0
Week 3:	02/12/07	02/16/07	0
Week 2:	02/19/07	02/23/07	0
Week 1:	02/26/07	03/02/07	0
Current Week:	03/05/07	03/09/07	0

We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

Very truly yours,

THE ESTÉE LAUDER COMPANIES INC.

By:
Name:
Title:

APPENDIX C

[Form of Closing Pricing Supplement]

Bank of America, N.A.

9 West 57th Street

New York, New York 10019

[March 7, 2007]

The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, NY  10153

Closing Pricing Supplement – Overnight Share Repurchase

Ladies and Gentlemen:

Reference is made to the Overnight Share Repurchase Letter Agreement dated as of March 6, 2007 (the “Agreement”) between The Estée Lauder Companies Inc. (the “Company”) and Bank of America, N.A. (the “Seller”).   Capitalized terms used in this Closing Pricing Supplement and not otherwise defined shall have the meanings assigned to them in the Agreement.

We hereby acknowledge receipt of the Representation Letter dated [March 7], 2007 in satisfaction of the condition set forth in Section 1(b) of the Agreement.

Please be advised that the Calculation Agent has determined the following terms relating to the Agreement:

Relevant Closing Price:	U.S. $[ ] per share

Initial Shares:	[ ]

Purchase Price:	U.S. $[ ]

Very truly yours,

BANK OF AMERICA, N.A.

By:
Name:
Title:

Receipt acknowledged,

THE ESTÉE LAUDER COMPANIES INC.

By:
Name:
Title:

APPENDIX D

[Company Letterhead]

[March 7, 2007]

Bank of America, N.A.
c/o Banc of America Securities LLC
9 W. 57th Street
New York, New York 10019
Attn: John Servidio

Re:                               Enhanced Overnight Share Repurchase

Ladies and Gentlemen:

In connection with our entry with you into an Overnight Share Repurchase Letter Agreement dated as of March 6, 2007 (the “Agreement”), we hereby represent that as of the date hereof, (i) none of the Company and its officers and directors is aware of any material nonpublic information regarding the Company or the Common Stock and (ii) all reports and other documents filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not or will not, as the case may be, contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

This letter is the Representation Letter referred to in Section 1(b) of the Agreement.

Very truly yours,

THE ESTÉE LAUDER COMPANIES INC.

By:
Name:
Title:

APPENDIX E

[Form of Supplemental Terms Notice]

Bank of America, N.A.

9 West 57th Street

New York, New York 10019

[date]

The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, NY  10153

Supplemental Terms Notice – Overnight Share Repurchase

Ladies and Gentlemen:

Reference is made to the Overnight Share Repurchase Letter Agreement dated as of March 6, 2007 (the “Agreement”) between The Estée Lauder Companies Inc. (the “Company”) and Bank of America, N.A. (the “Seller”).   Capitalized terms used in this Supplemental Terms Notice and not otherwise defined shall have the meanings assigned to them in the Agreement.

Please be advised that the Calculation Agent has determined the following terms relating to the Agreement:

Initial Period End Date:	[ ] [to be the last day in the Initial Averaging Period]

Initial Price:	U.S. $[ ] per share [to be the arithmetic average of the Daily Average Prices for all Trading Days in the Initial Averaging Period]

Cap Price:	U.S. $[ ] per share [to be [ ]% of the Initial Price]

Scheduled Final Averaging Date:	[ ] [to be the date seven months following the Initial Period End Date (or if such date is not a Business Day, the next following Business Day)]

Scheduled Earliest Acceleration Date:	[ ] [to be the date four months following the Initial Period End Date (or if such date is not a Business Day, the next following Business Day)]

The data contained in the attached excel spread sheets was used in determining the above.

\

Very truly yours,

BANK OF AMERICA, N.A.

By:
Name:
Title:

Receipt acknowledged,

THE ESTÉE LAUDER COMPANIES INC.

By:
Name:
Title: